As filed with the Securities and Exchange Commission on July 29, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Easterly Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	6770	47-3864814
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

138 Conant Street
Beverly, MA 01915
Telephone: (617) 303-4800

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Avshalom Kalichstein
Chief Executive Officer
138 Conant Street
Beverly, MA 01915
Telephone: (617) 303-4800
Facsimile: (617) 581-1440

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Gregg A. Noel, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue, Suite 1400 Palo Alto, CA 94301 (650) 470-4500	Jennifer A. Bensch, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153 (212) 310-8700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-203975

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(5)
Units, each consisting of one share of common stock, $.0001 par value, and one half of one redeemable warrant(2)	3,450,000 Units	$10.00	$34,500,000	$4,008.90
Shares of common stock included as part of the units(3)	3,450,000 Shares	—	—	—	(4)
Redeemable warrants included as part of the units	1,725,000 Warrants	—	—	—	(4)
Total			$34,500,000	$4,008.90

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Represents only the additional number of securities being registered and includes 450,000 units, consisting of 450,000 shares of common stock and 225,000 warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-203975).
(3)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(4)	No fee pursuant to Rule 457(g).
(5)	The Registrant previously registered securities having a proposed maximum aggregate offering price of $172,500,000 on its Registration Statement on Form S-1, as amended (File No. 333-203975) which was declared effective by the Securities and Exchange Commission on July 29, 2015. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $34,500,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

The Registrant Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of 3,450,000 additional units, consisting of one share of common stock, $0.0001 par value per share, and one half of one redeemable warrant of Easterly Acquisition Corp., a Delaware corporation (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended and General Instruction V to Form S-1, including 450,000 units that may be purchased by the underwriters to cover over-allotments, if any. Each whole warrant is exercisable to purchase one share of the Registrant’s common stock at a price of $11.50 per share. Only whole warrants are exercisable. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-203975) (the “Prior Registration Statement”), initially filed by the Registrant on May 8, 2015 and declared effective by the Securities and Exchange Commission on July 29, 2015. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The registrant hereby certifies to the Securities and Exchange Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of July 30, 2015), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than July 30, 2015.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.  All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (SEC File No. 333-203975) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
23.1	Consent of Marcum LLP.
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included on Exhibit 5.1).

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 29th day of July 2015.

EASTERLY ACQUISITION CORP. By:	/s/ Avshalom Kalichstein Name: Avshalom Kalichstein Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Avshalom Kalichstein as their true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this Registration Statement or any new registration statement filed pursuant to Rule 462 of the rules and regulations promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Avshalom Kalichstein Avshalom Kalichstein.	Chief Executive Officer; Director (Principal Executive Officer)	July 29, 2015
/s/ Jurgen Lika Jurgen Lika	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	July 29, 2015
/s/ Darrell Crate Darrell Crate	Chairman	July 29, 2015

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
23.1	Consent of Marcum LLP.
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included on Exhibit 5.1).